UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Officer Compensation

On January 10, 2008, Virgin Mobile USA, Inc. (the “Company”) increased base pay and individual target bonuses for the following executive officers, effective January 1, 2008: Daniel Schulman, Chief Executive Officer; Jonathan H. Marchbank, Chief Operating Officer; John Feehan Jr., Chief Financial Officer; Peter Lurie, General Counsel; David R.J. Messenger, Chief People Officer and Marie Gilhuley, Controller and Vice President, Finance. Mr. Schulman’s base pay was increased to $750,000 from $600,000 and his target bonus set at $900,000, which was based on an unchanged target bonus percentage of 120% of his base pay. Mr. Marchbank’s base pay was increased to $425,000 from $364,000 and his target bonus set at $318,750, which was based on an unchanged target bonus percentage of 75% of his base pay. Mr. Feehan’s base pay was increased to $400,000 from $300,000 and his target bonus was increased to 75% of his base pay from 60% of his base pay, with a target bonus of $300,000. Mr. Lurie’s base pay was increased to $375,000 from $265,000 and his target bonus was increased to 75% of his base pay from 55% of his base pay, with a target bonus of $281,250. Mr. Messenger’s base pay was increased to $345,000 from $276,000 and his target bonus was increased to 75% of his base pay from 55% of his base pay, with a target bonus of $258,750. Ms. Gilhuley’s base pay was increased to $260,000 from $240,000 and her target bonus was increased to 60% of her base pay from 40% of her base pay, with a target bonus of $156,000.

The Company intends to provide additional information regarding the compensation awarded to its named executive officers for the year ended December 31, 2007 in the proxy statement for the Company’s 2008 annual meeting.

(b)	Director Compensation

On January 10, 2008, the Company approved an increase in compensation for Thomas Ryder, who serves as non-executive Chairman of the Company’s Board of Directors. Effective as of October 10, 2007, in addition to standard director compensation, Mr. Ryder will receive an annual cash retainer of $30,000 and a grant of restricted stock units with a market value of $40,000. The restricted stock units were granted on January 11, 2008, with a vesting start date of October 10, 2007. The restricted stock units will vest in 25% annual increments on each anniversary of the vesting start date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: January 16, 2008	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel